Exhibit 4.6


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE. PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                       THIS WARRANT IS NON-TRANSFERABLE.

No. CW-_________________               Warrant to Purchase Up to 120,000 Shares
                                        of Common Stock (subject to adjustment)


                       WARRANT TO PURCHASE COMMON STOCK
                                      of
                                  ZiLOG, Inc.



           This certifies that, for value received. Future Electronics Inc., a New Brunswick (Canada) corporation ("Holder"), is entitled, subject to the terms set forth below, to purchase from ZiLOG, Inc. (the "Company"), a Delaware corporation, up to 120,000 shares of the Common Stock of the Company upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, of the Exercise Price as set forth in
Section 3 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

           1. Vesting of Warrant. The Warrant shall be exercisable to purchase shares of Common Stock in the following amounts to the extent that the related Resale Revenue is realized in calendar year 2003:

                      (a) 80,000 shares, if the Resale Revenue is at least $40,000,000 but less than $50,000,000.

                      (b) 100,000 shares, if the Resale Revenue is at least $50,000,000 but less than $60,000,000.

                      (c) 120,000 shares, if the Resale Revenue is $60,000,000 or greater.

           For purposes of this Warrant, "Resale Revenue" shall mean the net sales, as determined in good faith by the Company in accordance with the Company's standard accounting procedures (which shall be consistent with United States GAAP), that the Company derives from resales by the Holder and its worldwide Affiliates to their respective end customers net of amounts for product returns, price adjustments, and other relevant items applicable in determining net sales as consistently applied under the Company's stated accounting principles and practices. The Company's determination of the Resale Revenue shall be final, unless the Holder notifies the Company that it contests the Company's determination, based solely upon a calculation error or record discrepancy and not based upon accounting principles used by the Company, unless the same are not consistent with GAAP, within thirty (30) days after its receipt thereof and the Company shall notify the Holder in writing of its determination of the Resale Revenue, which shall be provided to the Holder on or before February 29, 2004 (the "Notification Date"). Resale Revenue is based on all worldwide resale activity of the Holder and its Affiliates to parties other than Company Affiliates. All dollar amounts referred to are in United States currency unless stated otherwise. If the Resale Revenue is less than $40,000,000 for calendar year 2003, the Warrant shall terminate and no shares maybe purchased hereunder. For the purposes hereof, "Affiliate" or "Affiliates" shall mean any corporation, firm, partnership or other entity that directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least 50 percent of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling, or under common control with a party to this Agreement.

           2. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Notification Date and shall expire on the date three years after the Notification Date and shall be void thereafter. In the event of partial exercise of this Warrant: (a) the Holder shall retain its right to purchase additional shares of the Common Stock, for the Exercise Price, as defined in Section 3 below; and (b) the Company shall replace this Warrant certificate with another Warrant certificate, substantially in the same form as this Warrant, as modified to reflect the right of the Holder to purchase such additional shares. However, in no event shall (i) the rights of the Holder under this Warrant be increased or modified or (ii) the aggregate number of shares of Common Stock purchased pursuant to this Warrant, or any other warrant issued in replacement hereof, exceed the Holder's entitlement, as determined pursuant to Section 1 hereof.

           3. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $______ per share of Common Stock, which corresponds to the price at which the Common Stock of the Company was trading at the close of market, on the trading day corresponding to date on which the Warrant Agreement was executed (or if there was no such trade on such date, then the most recent past date on which there was trading).

           4. Exercise of Warrant.

                      (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by check acceptable to the Company.

                      (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten
(10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

           5. Cashless Exercise. No cashless exercise shall be permitted.

           6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

           7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

           8. Rights of Stockholders. Subject to Sections 11 and 13 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

           9. Transfer of Warrant.

                      (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. The Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. The Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                      (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 9(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

                      (c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part.

                      (d) Compliance with Securities Laws.

                                 (i) The Holder of this Warrant, by acceptance
hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being or will be acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder (A) will not offer, sell or otherwise dispose of this Warrant, and (B) will not offer, sell or otherwise dispose of the shares of Common Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment; and not with a view toward distribution or resale in violation of the Act or any state securities laws; and that the Holder continues to be an "accredited investor" as such term is defined in Rule 501 of the Act.

                                 (ii) The Holder understands that this Warrant
has not been registered under the Act by reason of a specific exemption therefrom, that the Holder may be required to hold this Warrant and any shares of Common Stock to be issued upon exercise hereof indefinitely, and that the Holder must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition of such Common Stock is registered under the Act or is exempt from such registration.

                                 (iii) All shares of Common Stock to be issued
upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or the Company's certificate or bylaws):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.

           10. Reservation of Stock. The Company covenants that during-the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares of Common Stock that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

           11. Notices.

                      (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

                      (b) In case:

                                 (i) The Company shall take a record of the
holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                                 (ii) of any capital reorganization of the
Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                                 (iii) of any voluntary dissolution,
liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the dale therein specified.

                      (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

           12. Amendments.

                      (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder.

                      (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

           13. Adjustments. The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time as follows:

                13.1 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be
(i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the term of this Warrant as set forth in Section 1 and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13. The foregoing provisions of this Section 13.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                13.2 Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

                13.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split or subdivide, otherwise than as set forth in Section 13.4, or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination, and the number of shares purchasable hereunder shall be proportionally increased in the case of a split or subdivision or proportionally decreased in the case of a combination.

                13.4 Adjustments for Dividends in Stock or Other Securities or Properly. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13.

           14. Information. So long as the Holder holds the Warrant and/or shares of Common Stock, the Company shall deliver to the Holder, promptly after mailing, copies of all notices, reports, financial statements, proxies or other written communication delivered or mailed to the holders of the Common Stock.

           15. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to conflicts of law provisions.

           16. No Ongoing Obligations. Nothing contained in this Warrant or the Warrant Agreement shall prevent the Company from terminating its distribution agreement with the Holder pursuant to its terms and any such termination shall in no way entitle the Holder to any annualization of Resale Revenue; provided that if the Company terminates the relevant distribution agreement not for cause, then the number of shares to be vested and the respective Resale Revenue Targets set forth in Section 1 shall be adjusted pro rata based upon the fraction resulting from (a) the number of days from January 1, 2003 to the effective date of such termination divided by (b) 365. In such event, the Notification Date shall be a maximum of 60 days after the effective date of such termination, and the Warrant shall be exercisable for a period of three years from such Notification Date.

           17. Taxes. The Warrant holder is responsible for payment of all applicable taxes, both U.S. and non-U.S., as required by the taxing jurisdiction. Exercise of the warrant is agreement that all such amounts will be paid as required by the holder in an appropriate and timely manner.

           IN WITNESS WHEREOF, ZiLOG, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:     January 20, 2003

ZiLOG, Inc.


By: _______________________________
    Name:   Perry Grace
    Title:  CFO VP Finance


Holder:  Future Electronics Inc.


By: _______________________________
    Name:
    Title:

                              NOTICE OF EXERCISE



To:        ZiLOG, Inc.


1. The undersigned hereby elects to purchase _________ shares of Common Stock of ZiLOG, Inc., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in Full.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                          ____________________________________
                                          (Name)


By:  ____________________________________
     Name:
     Title:
     Date: